Exhibit 99.1

Andeavor Logistics LP Reports Third Quarter 2018 Results

•	Reported third quarter net earnings of $166 million and EBITDA of $309 million, which provided 1.05x distribution coverage and 3.7x leverage

•	Terminalling and Transportation segment operating income of $140 million and EBITDA of $180 million benefited by drop downs and strong refined product demand

•	Gathering and Processing segment operating income of $80 million and EBITDA of $130 million driven by drop downs and Permian volume growth

•	Successfully completed 2018 Drop Down of Permian, Refining Logistics and Asphalt Assets

•	General partner now owned by Marathon Petroleum Corporation

FINDLAY, Ohio, November 7, 2018 - Andeavor Logistics LP (NYSE: ANDX) today reported third quarter 2018 net earnings of $166 million, compared with $90 million in the third quarter 2017. Earnings before interest, taxes, depreciation and amortization (EBITDA) was $309 million, compared with $243 million in the third quarter 2017. The year-over-year increase in earnings was primarily driven by the drop down completed in August 2018, in addition to continued strength in the Permian. Third quarter 2018 net earnings and EBITDA also reflected approximately $6 million of transaction costs related to recent acquisitions.

“We are pleased to add Andeavor Logistics to the Marathon Petroleum family,” said Gary R. Heminger, chairman and chief executive officer. “The addition of this business deepens our presence in the Permian and Bakken regions and expands our footprint to the West Coast.”

During the quarter, Andeavor Logistics expanded its Permian and Bakken footprint through a $1.6 billion drop down from Andeavor (the 2018 Drop Down). The 2018 Drop Down included gathering, storage and transportation assets in the Permian and Bakken regions, the Conan Crude Oil Gathering System, and the Los Angeles Refinery Interconnect Pipeline. The assets contributed net earnings of $16 million and EBITDA of $26 million in the third quarter, and are expected to generate annual net earnings of approximately $110 million and EBITDA of approximately $200 million in 2019.

“As we continue to enhance our understanding of this business, our focus financially will be on meaningfully higher distribution coverage, leverage levels at or below 4.0x debt-to-EBITDA, no planned public equity issuances, and independent sustainability with limited parent support," Heminger added.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2018 (a)	2017 (a)	2018 (a)	2017 (a)
Net Earnings	$166	$90	$429	$253
Segment Operating Income
Terminalling and Transportation	$140	$103	$351	$290
Gathering and Processing	80	50	226	158
Wholesale	7	7	22	9

EBITDA (b)	$309	$243	$869	$668
Segment EBITDA (b)
Terminalling and Transportation	$180	$142	$474	$384
Gathering and Processing	130	103	391	299
Wholesale	11	9	31	12

Net Cash From Operating Activities	$172	$225	$719	$524
Distributable Cash Flow Attributable to Common Unitholders (b)	$251	$148	$664	$477

Total Distributions to be Paid to Common Unitholders	$238	$201	$652	$488
Distribution Coverage Ratio (b)	1.05x	0.74x	1.02x	0.98x

(a)	Adjusted to include the historical results of the Predecessors. See “Items Impacting Comparability.”

(b)	For more information on EBITDA, Segment EBITDA, Distributable Cash Flow Attributable to Common Unitholders and Distribution Coverage Ratio, see “Non-GAAP Measures.”

Segment Results
Terminalling and Transportation
Terminalling and Transportation segment operating income was $140 million for the third quarter 2018, an increase of $37 million from the prior year, and segment EBITDA was $180 million, an increase of $38 million from the prior year. The year-over-year increase was primarily attributable to contributions from the 2018 Drop Down, the Western Refining Logistics acquisition, the 2017 Anacortes Logistics Asset drop down and organic growth. The 2018 Drop Down contributed $10 million of segment operating income and $19 million of segment EBITDA in the Terminalling and Transportation segment during the quarter.

Gathering and Processing
Gathering and Processing segment operating income was $80 million for the third quarter 2018, an increase of $30 million from the prior year, and segment EBITDA was $130 million, an increase of $27 million from the prior year. The year-over-year increase was primarily attributable to Permian Basin crude oil volume growth and contributions from the Western Refining Logistics acquisition. The 2018 Drop Down contributed $2 million of segment operating income and $7 million of segment EBITDA in the Gathering and Processing segment during the quarter.

Wholesale
Wholesale segment operating income was $7 million for the third quarters of both 2018 and 2017, and segment EBITDA for the third quarter 2018 was $11 million, an increase of $2 million from the prior year. This year-over-year increase in segment EBITDA was driven by a higher margin environment.

Balance Sheet and Cash Flow
Net cash from operating activities was $172 million in the third quarter 2018, and distributable cash flow attributable to common unitholders for the third quarter was $251 million. Andeavor Logistics ended the third quarter 2018 with $30 million of cash and approximately $1.0 billion of availability under its revolving credit facilities. Total debt, net of unamortized issuance costs was $4.8 billion. The company's leverage ratio was 3.7x at September 30, 2018.

Net capital expenditures for the third quarter 2018 were $175 million, which included $159 million of growth investments and $16 million of net maintenance capital. Andeavor Logistics expects to invest approximately $640 million in growth investments and $80 million in net maintenance capital in 2018. Capital expenditures for 2018 have been retrospectively adjusted to include the historical investments of the assets from the 2018 Drop Down prior to the August 6, 2018 effective date of the acquisition.

On October 26, 2018, Andeavor Logistics announced a quarterly cash distribution of $1.03 per limited partnership unit, or $4.12 on an annualized basis. The distribution coverage ratio was 1.05x for the third quarter 2018. Distributable cash flow attributable to common unitholders of $251 million includes an $18 million benefit related to revenue recognition accounting standards, timing on recognition of minimum volume commitments, and expenses related to recent transactions.

Conference Call
At 9 a.m. EST today, Andeavor Logistics will hold a conference call and webcast to discuss reported results and provide an update on operations. Interested parties may listen by visiting Andeavor Logistics’ website at http://www.andeavorlogistics.com and clicking on the “Investors” link. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related material, will also be available online prior to the conference call and webcast at http://www.ir.andeavorlogistics.com.

2018 Investor Day
Marathon Petroleum Corporation, MPLX LP, and Andeavor Logistics will host their 2018 Investor Day at the Mandarin Oriental Hotel in New York City on December 4, 2018 at 8:30 a.m. EST. Reservations are required to attend. Interested parties can request an invitation by contacting the Investor Relations department via email at investorrelations@marathonpetroleum.com. The presentation will also be webcast live at http://marathonpetroleum.com, http://mplx.com, and http://andeavorlogistics.com.

About Andeavor Logistics LP
Andeavor Logistics LP is a fee-based, full-service, diversified midstream logistics company, with integrated assets across the western and mid-continent regions of the United States. Andeavor Logistics operates through three business segments: Terminalling and Transportation, Gathering and Processing and Wholesale. The Terminalling and Transportation segment consists of marine terminals, refined product truck terminals, rail terminals, dedicated storage facilities and transportation pipelines. The Gathering and Processing segment consists of crude oil gathering systems and pipelines as well as natural gas gathering pipelines, processing facilities and fractionation facilities. The Wholesale segment consists of a fee-based fuel wholesale business. Andeavor Logistics is a Delaware limited partnership headquartered in Findlay, Ohio.

This press release contains "forward-looking" statements within the meaning of federal securities laws regarding ANDX. These forward-looking statements relate to, among other things, expectations, estimates and projections concerning our business strategies. You can identify forward-looking statements by words such as "anticipate," "approach," "believe," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "objective," "opportunity," "outlook," "plan," "position," "pursue," "prospective," "predict," "project," "potential," "seek," "strategy," "target," "could," "may," "should," "would," "will" or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Factors that could cause ANDX's actual results to differ materially from those implied in the forward-looking statements include without limitation: the amount and timing of future distributions; our ability to achieve coverage improvement and distributable cash growth; our ability to execute a funding model with no additional equity issuances and limited parent support; net earnings and EBITDA run rate; our ability to achieve our financial and strategic targets; negative capital market conditions, including an increase of the current yield on common units; our financial position, liquidity and capital resources, including available capacity under our credit facilities and access to debt on commercially reasonable terms; our financial and operational outlook, and ability to fulfill that outlook; our Permian Basin growth strategy, expected capital investment, and expectations related to increasing customer demand and additional future growth opportunities; the August 2018 drop down from Andeavor, including the expected benefits thereof and the annual net earnings and EBITDA expected to be generated thereby; the status and expected timing of our current projects, including capital investments; the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products; completion of midstream infrastructure by competitors; disruptions due to equipment interruption or failure, including electrical shortages and power grid failures; the suspension, reduction or termination of MPC/Andeavor’s obligations under ANDX’s commercial agreements; continued/further volatility in and/or degradation of market and industry conditions and their effects on our business; our ability to manage disruptions in credit markets or changes to our credit rating; adverse changes in laws including with respect to tax and regulatory matters; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations and/or enforcement actions initiated thereunder; adverse results in litigation; changes to ANDX's capital budget; other risk factors inherent to ANDX's industry; and the factors set forth under the heading "Risk Factors" in ANDX's Annual Report on Form 10-K for the year ended Dec. 31, 2017, filed with the Securities and Exchange Commission ("SEC"). Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include: risks related to MPC’s acquisition of Andeavor; future levels of revenues, refining and marketing margins, operating costs, retail gasoline and distillate margins, merchandise margins, income from operations, net income or earnings per share; the regional, national and worldwide availability and pricing of refined products, crude oil, natural gas, NGLs and other feedstocks; consumer demand for refined products; MPC’s ability to manage disruptions in credit markets or changes to its credit rating; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; the reliability of processing units and other equipment; business strategies, growth opportunities and expected investment; MPC's share repurchase authorizations, including the timing and amounts of any common stock repurchases; the adequacy of capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute the business plan and to effect any share repurchases, including within the expected timeframe; the effect of restructuring or reorganization of business components; the potential effects of judicial or other proceedings on its business, financial condition, results of operations and cash flows; continued or further volatility in and/or degradation of general economic, market, industry or business conditions; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations, including the cost of compliance with the Renewable Fuel Standard, and/or enforcement actions initiated thereunder; the anticipated effects of actions of third parties such as competitors, activist investors or federal, foreign, state or local regulatory authorities or plaintiffs in litigation; the impact of adverse market conditions; risks related to Andeavor Logistics described above and similar risks related to MPLX LP; and the factors set forth under the heading "Risk Factors" in MPC's Annual Report on Form 10-K for the year ended Dec. 31, 2017, and in MPC's Form 10-Q for the quarter ended June 30, 2018, filed with Securities and Exchange Commission (SEC). We have based our forward-looking statements on our current expectations, estimates and projections about our industry. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. We undertake no obligation to update any forward-looking statements except to the extent required by applicable law. Copies of ANDX's Form 10-K and Forms 10-Q are available on the SEC website, ANDX's website at http://www.andeavorlogistics.com or by contacting ANDX's Investor Relations office. Copies of MPC's Form 10-K and Forms 10-Q are available on the SEC website, MPC's website at http://ir.marathonpetroleum.com or by contacting MPC's Investor Relations office.

Investor Relations Contact:
Kristina Kazarian (419) 421-2071

Media Contact:
Chuck Rice (419) 421-2521

Non-GAAP Measures

As a supplement to our financial information presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), our management uses certain “non-GAAP” measures to analyze our results of operations, assess internal performance against budgeted and forecasted amounts and evaluate future impacts to our financial performance as a result of capital investments, acquisitions, divestitures and other strategic projects. These measures are important factors in assessing our operating results and profitability and include:

•	Financial non-GAAP measures:

◦	EBITDA - U.S. GAAP-based net earnings before interest, income taxes, and depreciation and amortization expense;

◦	Pro forma LTM EBITDA - Last twelve months (“LTM”) of our EBITDA adjusted for pro forma contributions from acquisitions; and

◦	Segment EBITDA - A segment’s U.S. GAAP-based operating income before depreciation and amortization expense plus equity in earnings (loss) of equity method investments and other income (expense), net.

•	Liquidity non-GAAP measures:

◦
Distributable Cash Flow - U.S. GAAP-based net cash flow from operating activities adjusted for changes in working capital, amounts spent on maintenance capital net of reimbursements and other adjustments not expected to settle in cash;

◦	Distributable Cash Flow Attributable to Common Unitholders - Distributable Cash Flow minus distributions associated with the preferred units;

◦	Distribution Coverage Ratio - Distributable Cash Flow Attributable to Common Unitholders divided by total distributions to be paid to common unitholders for the reporting period; and

◦	Leverage Ratio - Total debt divided by Pro forma LTM EBITDA.

•	Operating performance non-GAAP measure:

◦	Average Margin on Natural Gas Liquids (“NGLs”) Sales per Barrel - NGL sales revenues minus amounts recognized as NGL expense divided by our NGL sales volumes in barrels; and

◦	Average Wholesale Fuel Sales Margin per Gallon - Wholesale fuel revenues minus wholesale’s cost of fuel divided by our total wholesale fuel sales volumes in gallons.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management also uses these measures to assess internal performance, and we believe they may provide meaningful supplemental information to the users of our financial statements. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings, operating income and net cash from operating activities. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Reconciliation of Amounts Reported Under U.S. GAAP,” “Segment Reconciliation of Amounts Reported Under U.S. GAAP,” “Average Margin on NGL Sales per Barrel” and “Average Fuel Sales Margin per Gallon” for reconciliations between non-GAAP measures and their most directly comparable U.S. GAAP measures.

Items Impacting Comparability

The Partnership’s results of operations may not be comparable to the historical results of operations for the reasons described below.

Acquisitions and Mergers
Other than WNRL and certain assets acquired from the 2018 Drop Down, our Predecessors did not record revenues with Andeavor and our Predecessors recorded general and administrative expenses and financed operations differently than the Partnership. As previously mentioned, on August 6, 2018, we completed the 2018 Drop Down for total consideration of $1.55 billion. As an entity under common control with Andeavor, we accounted for the transfers of businesses as if the transfer occurred at the beginning of the period, and prior periods are retrospectively adjusted to furnish comparative information. Accordingly, the accompanying results of operations have been retrospectively adjusted to include the historical results of the assets acquired prior to the effective date of the acquisition.

On November 8, 2017, we acquired the Anacortes Logistics Assets from a subsidiary of Andeavor for total consideration of $445 million. The Anacortes Logistics Assets include crude oil, feedstock and refined products storage at Andeavor’s Anacortes Refinery, the Anacortes marine terminal with feedstock and refined product throughput, a manifest rail facility and crude oil and refined products pipelines.

Effective October 30, 2017, Andeavor Logistics closed its merger with Western Refining Logistics, LP (the “WNRL Merger”) exchanging all outstanding common units of WNRL with units of Andeavor Logistics, representing an equity value of $1.7 billion. WNRL’s operations included terminalling and storage assets, crude oil and refined product transportation services and a wholesale fuels business. The WNRL Merger was treated as a transaction of entities under common control, thus our results reflect the operations, financial position and cash flows associated with WNRL and their related subsidiaries as of June 1, 2017.

The closing of the WNRL Merger was conditioned upon, among other things, the adoption and effectiveness of the Second Amended and Restated Agreement of Limited Partnership of Andeavor Logistics LP, pursuant to which, simultaneously with the closing of the WNRL Merger: (i) the incentive distribution rights in Andeavor Logistics (the “IDRs”) held by Tesoro Logistics GP, LLC (“TLGP”), our general partner, were canceled (the “IDR Exchange”), (ii) the general partner interests in Andeavor Logistics held by TLGP were converted into a non-economic general partner interest in Andeavor Logistics, and (iii) Andeavor and its affiliates, including TLGP, agreed to increase and extend existing waivers on distributions to Andeavor and its affiliates by $60 million to an aggregate of $160 million between 2017 and 2019.

Accounting Standard Adoption
Due to the adoption of Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers” and the associated subsequent amendments (collectively, “ASC 606”) on January 1, 2018, the presentation of wholesale fuel sales and cost of fuel and other was impacted by adoption of the new revenue recognition accounting standard on January 1, 2018. Beginning January 1, 2018 in connection with the adoption, the revenues and costs associated with our fuel purchase and supply arrangements with Andeavor were netted.

Andeavor Logistics LP
Condensed Consolidated Balance Sheets (Unaudited) (In millions)

	September 30, 2018	December 31, 2017 (a)
Assets
Current Assets
Cash and cash equivalents	$30	$75
Receivables, net of allowance for doubtful accounts	501	483
Prepayments and other current assets	81	27
Total Current Assets	612	585
Property, Plant and Equipment, Net	6,750	6,249
Other Noncurrent Assets, Net	2,835	2,671
Total Assets	$10,197	$9,505

Liabilities and Equity
Current Liabilities
Accounts payable	$455	$393
Accrued interest and financing costs	68	40
Other current liabilities	81	85
Total Current Liabilities	604	518
Debt, Net of Unamortized Issuance Costs	4,829	4,127
Other Noncurrent Liabilities	77	54
Equity	4,687	4,806
Total Liabilities and Equity	$10,197	$9,505

Andeavor Logistics LP
Results of Operations (Unaudited) (In millions, except per unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018 (a)	2017 (a)	2018 (a)	2017 (a)
Revenues
Terminalling and Transportation	$280	$230	$762	$599
Gathering and Processing	345	295	945	796
Wholesale (c)	20	569	62	740
Intersegment revenues	(3)	—	(12)	—
Total Revenues	642	1,094	1,757	2,135
Costs and Expenses
Cost of fuel and other (excluding items shown separately below) (c)	—	554	—	716
NGL expense (excluding items shown separately below)	73	64	166	179
Operating expenses (excluding depreciation and amortization)	236	199	658	512
Depreciation and amortization expenses	86	85	268	222
General and administrative expenses	31	44	91	107
(Gain) loss on asset disposals and impairments	1	1	2	(25)
Operating Income	215	147	572	424
Interest and financing costs, net	(57)	(68)	(172)	(193)
Equity in earnings of equity method investments	7	6	25	13
Other income, net	1	5	4	9
Net Earnings	$166	$90	$429	$253

Loss attributable to Predecessors	$4	$7	$28	$46
Net Earnings Attributable to Partners	170	97	457	299
Preferred unitholders’ interest in net earnings	(10)	—	(34)	—
General partner’s interest in net earnings, including incentive distribution rights	—	—	—	(79)
Limited Partners’ Interest in Net Earnings	$160	$97	$423	$220

Net Earnings per Limited Partner Unit:
Common - basic	$0.68	$0.90	$1.91	$2.05
Common - diluted	$0.68	$0.90	$1.91	$2.05

Weighted Average Limited Partner Units Outstanding:
Common units - basic	234.4	108.0	223.0	107.0
Common units - diluted	234.6	108.1	223.2	107.1

Cash Distributions Paid per Unit	$1.030	$0.971	$3.045	$2.821

(c) The presentation of wholesale fuel sales and cost of fuel and other was impacted by adoption of the new revenue recognition accounting standard on January 1, 2018. Beginning January 1, 2018 in connection with the adoption, the revenues and costs associated with our fuel purchase and supply arrangements with Andeavor were presented on a net versus gross basis in prior years.

Andeavor Logistics LP
Selected Operating Segment Data (Unaudited) (In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018 (a)	2017 (a)	2018 (a)	2017 (a)
Earnings Before Income Taxes
Terminalling and Transportation	$140	$103	$351	$290
Gathering and Processing	80	50	226	158
Wholesale	7	7	22	9
Total Segment Operating Income	227	160	599	457
Unallocated general and administrative expenses	(12)	(13)	(27)	(33)
Operating Income	215	147	572	424
Interest and financing costs, net	(57)	(68)	(172)	(193)
Equity in earnings of equity method investments	7	6	25	13
Other income, net	1	5	4	9
Earnings Before Income Taxes	$166	$90	$429	$253
Depreciation and Amortization Expenses
Terminalling and Transportation	$35	$32	$105	$85
Gathering and Processing	47	51	154	134
Wholesale	4	2	9	3
Total Depreciation and Amortization Expenses	$86	$85	$268	$222
Segment EBITDA (d)
Terminalling and Transportation	$180	$142	$474	$384
Gathering and Processing	130	103	391	299
Wholesale	11	9	31	12
Total Segment EBITDA	$321	$254	$896	$695
Capital Expenditures
Terminalling and Transportation	$76	$51	$155	$127
Gathering and Processing	110	41	368	85
Wholesale	—	—	1	—
Total Capital Expenditures	$186	$92	$524	$212

(d)	See “Non-GAAP Reconciliations” section below for further information regarding this non-GAAP measure.

Andeavor Logistics LP
Components of Cash Flows (Unaudited) (In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018 (a)	2017 (a)	2018 (a)	2017 (a)
Cash Flows From (Used In)
Net earnings	$166	$90	$429	$253
Depreciation and amortization expenses	86	85	268	222
Changes in assets and liabilities	(96)	45	(7)	51
Other operating activities	16	5	29	(2)
Net Cash Flows from Operating Activities	172	225	719	524
Investing Activities	(197)	(72)	(945)	(1,404)
Financing Activities	11	(146)	181	230
Increase (Decrease) in Cash and Cash Equivalents	$(14)	$7	$(45)	$(650)

Andeavor Logistics LP
Selected Operating Segment Data (Unaudited)
(In millions, except volumes and revenue per barrel)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018 (a)	2017 (a)	2018 (a)	2017 (a)
Terminalling and Transportation Segment
Revenues
Terminalling	$235	$189	$643	$493
Pipeline transportation	44	34	115	97
Other revenues	1	7	4	9
Total Revenues	280	230	762	599
Costs and Expenses
Operating expenses (e)	99	80	279	216
Depreciation and amortization expenses	35	32	105	85
General and administrative expenses	7	15	27	33
Gain on asset disposals and impairments	(1)	—	—	(25)
Terminalling and Transportation Segment Operating Income	$140	$103	$351	$290
Volumes
Terminalling throughput (Mbpd)	1,787	1,739	1,836	1,367
Average terminalling revenue per barrel (f)	$1.43	$1.18	$1.28	$1.32
Pipeline transportation throughput (Mbpd)	1,071	907	995	887
Average pipeline transportation revenue per barrel (f)	$0.45	$0.40	$0.42	$0.40

(e)
Operating expenses include an imbalance settlement gain of $1 million and $3 million for the three and nine months ended September 30, 2017, respectively. There was no gain for the three and nine months ended September 30, 2018.

(f)
Management uses average margin per barrel, average revenue per Million British thermal units (“MMBtu”), average revenue per barrel and fuel sales per gallon to evaluate performance and compare profitability to other companies in the industry.

•
Average terminalling revenue per barrel—calculated as total terminalling revenue divided by terminalling throughput presented in thousands of barrels per day (“Mbpd”) multiplied by 1,000 and multiplied by the number of days in the period (90 days for both the three months ended September 30, 2018 and 2017);

•
Average pipeline transportation revenue per barrel—calculated as total pipeline transportation revenue divided by pipeline transportation throughput presented in Mbpd multiplied by 1,000 and multiplied by the number of days in the period as outlined above;

•
Average margin on NGL sales per barrel—calculated as the difference between the NGL sales revenues and the amounts recognized as NGL expense divided by our NGL sales volumes presented in Mbpd multiplied by 1,000 and multiplied by the number of days in the period as outlined above;

•
Average gas gathering and processing revenue per MMBtu—calculated as total gathering and processing fee-based revenue divided by gas gathering throughput presented in thousands of MMBtu per day (“MMBtu/d”) multiplied by 1,000 and multiplied by the number of days in the period as outlined above;

•
Average crude oil and water gathering revenue per barrel—calculated as total crude oil and water gathering fee-based revenue divided by crude oil and water gathering throughput presented in Mbpd multiplied by 1,000 and multiplied by the number of days in the period as outlined above; and

•	Wholesale fuel sales per gallon - calculated as wholesale fuel revenues divided by our total wholesale fuel sales volume in gallons.

There are a variety of ways to calculate these measures; other companies may calculate these in a different way. Amounts may not recalculate due to rounding of dollar and volume information.

Andeavor Logistics LP
Selected Operating Segment Data (Unaudited)
(In millions, except volumes, margin per barrel, revenue per barrel and revenue per MMBtu)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018 (a)	2017 (a)	2018 (a)	2017 (a)
Gathering and Processing Segment
Revenues
NGL sales (g)	$137	$90	$336	$254
Gas gathering and processing	82	85	249	252
Crude oil and water gathering	86	76	241	170
Pass-thru and other (h)	40	44	119	120
Total Revenues	345	295	945	796
Costs and Expenses
NGL expense (excluding items shown separately below) (g) (h)	73	64	166	179
Operating expenses (i)	131	113	361	284
Depreciation and amortization expenses	47	51	154	134
General and administrative expenses	12	16	36	41
Loss on asset disposals and impairments	2	1	2	—
Gathering and Processing Segment Operating Income	$80	$50	$226	$158
Volumes
NGL sales (Mbpd) (g)	9.5	7.0	10.1	7.3
Average margin on NGL sales per barrel (d)(f)(g)(h)	$71.47	$38.30	$61.70	$38.27
Gas gathering and processing throughput (thousands of MMBtu/d) (j)	722	961	778	955
Average gas gathering and processing revenue per MMBtu (f)	$1.27	$0.96	$1.17	$0.97
Crude oil and water gathering volume (Mbpd)	461	423	414	365
Average crude oil and water gathering revenue per barrel (f)	$2.03	$1.95	$2.13	$1.71

(g)
We had 24.0 Mbpd and 24.4 Mbpd of NGL sales under percent of proceeds (“POP”) and keep-whole arrangements, for the three and nine months ended September 30, 2018, respectively, and 21.1 Mbpd and 21.0 Mbpd for the three and nine months ended September 30, 2017, respectively, of which we retained 9.5 Mbpd, 10.1 Mbpd, 7.0 Mbpd and 7.3 Mbpd, respectively. The difference between gross sales barrels and barrels retained is reflected in NGL expense resulting from the gross presentation required for the POP arrangements. Volumes represent barrels sold under our keep-whole arrangements, net barrels retained under our POP arrangements and other associated products.

(h)
Included in NGL expense for the nine months ended September 30, 2017 were approximately $2 million of crude costs related to crude oil volumes obtained in connection with the acquisition of our North Dakota gathering and processing assets. The corresponding revenues were recognized in pass-thru and other revenue. As such, the calculation of the average margin on NGL sales per barrel excludes this amount.

(i)
Operating expenses include an imbalance settlement gain of $1 million and $4 million for the three and nine months ended September 30, 2017, respectively. There was no gain for the three and nine months ended September 30, 2018.

(j)
Due to the adoption of ASC 606, certain cost recoveries previously presented as service revenues are now reflected as reductions to NGL expense, resulting in an increase to the average margin on NGL sales per barrel. In addition, volumes processed internally to enhance our NGL sales are no longer reported in our throughput volumes used to calculate our average gas gathering and processing revenue per MMBtu as certain fees contained within our commodity contracts are now reported as a reduction of NGL expense. The mix of remaining volumes resulted in a higher recognized gas gathering and processing rate. The impact of the adoption was 184 thousand MMBtu/d and 170 thousand MMBtu/d for the three and nine months ended September 30, 2018, respectively, now being used internally and not reported in the throughput volumes used to calculate our average gas gathering and processing revenue per MMBtu.

Andeavor Logistics LP
Selected Operating Segment Data (Unaudited)
(In millions, except per gallon)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017 (a)		2018		2017 (a)
Wholesale Segment
Revenues
Fuel sales (c)	$13		$565		$37		$730
Other wholesale	7		4		25		10
Total Revenues	20		569		62		740
Costs and Expenses
Cost of fuel and other (excluding items shown separately below) (c)	—		554		—		716
Operating expenses	9		6		30		12
Depreciation and amortization expenses	4		2		9		3
General and administrative expenses	—		—		1		—
Wholesale Operating Income	$7		$7		$22		9
Volumes
Fuel sales volumes (millions of gallons)	311		329		904		430
Wholesale fuel sales per gallon	4.0	¢			4.0	¢
Average wholesale fuel sales margin per gallon (c)(d)			3.0	¢			3.0	¢

Non-GAAP Reconciliations

Andeavor Logistics LP
Reconciliation of Amounts Reported Under U.S. GAAP (Unaudited)
(In millions, except ratios)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018 (a)	2017 (a)	2018 (a)	2017 (a)
Reconciliation of Net Earnings to EBITDA
Net earnings	$166	$90	$429	$253
Depreciation and amortization expenses	86	85	268	222
Interest and financing costs, net of capitalized interest	57	68	172	193
EBITDA	$309	$243	$869	$668

Reconciliation of Net Cash from Operating Activities to Distributable Cash Flow
Net cash from operating activities	$172	$225	$719	$524
Changes in assets and liabilities	96	(45)	7	(51)
Predecessors impact	1	(8)	12	20
Maintenance capital expenditures (k)	(26)	(33)	(70)	(80)
Reimbursement for maintenance capital expenditures (k)	7	7	19	22
Adjustments for equity method investments	(6)	4	(3)	5
Proceeds from sale of assets	—	—	—	28
Changes in deferred revenue (l)	13	(2)	8	5
Other (m)	5	—	3	4
Distributable Cash Flow	262	148	695	477
Less: Preferred unit distributions (n)	(11)	—	(31)	—
Distributable Cash Flow Attributable to Common Unitholders	$251	$148	$664	$477

(k)
We adjust our reconciliation of distributable cash flows for maintenance capital expenditures, tank restoration costs and expenditures required to ensure the safety, reliability, integrity and regulatory compliance of our assets with an offset for any reimbursements received for such expenditures.

(l)
Included in changes in deferred revenue are adjustments to remove the impact of the adoption of the new revenue recognition accounting standard on January 1, 2018 as well as the impact from the timing of recognition with certain of our contracts that contain minimum volume commitment with clawback provisions, which are predominantly recognized annually in the third quarter based on current contract terms.

(m)	Other includes transaction costs related to recent acquisitions and settlement expenses.

(n)
Represents the cash distributions earned by the Preferred Units for the three and nine months ended September 30, 2018 assuming a distribution is declared by the Board. Cash distributions to be paid to holders of the Preferred Units are not available to common unitholders.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018 (a)	2017 (a)	2018 (a)	2017 (a)
Distributions
Limited partner’s distributions on common units	$238	$201	$652	$407
General partner’s distributions including IDRs	—	—	—	81
Distributions on preferred units	11	—	31	—
Total Distributions to be Paid	249	201	683	488
Less: Distributions on preferred units	(11)	—	(31)	—
Total Distributions to be Paid to Common Unitholders	$238	$201	$652	$488

Distributable Cash Flow Attributable to Common Unitholders	$251	$148	$664	$477

Distribution Coverage Ratio	1.05x	0.74x	1.02x	0.98x

Andeavor Logistics LP
Segment Reconciliation of Amounts Reported Under U.S. GAAP (Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018 (a)	2017 (a)	2018 (a)	2017 (a)
Reconciliation of Terminalling and Transportation Segment Operating Income to Segment EBITDA
Terminalling and Transportation segment operating income	$140	$103	$351	$290
Depreciation and amortization expenses	35	32	105	85
Equity in earnings of equity method investments	4	4	14	6
Other income, net	1	3	4	3
Terminalling and Transportation Segment EBITDA	$180	$142	$474	$384

Reconciliation of Gathering and Processing Segment Operating Income to Segment EBITDA
Gathering and Processing segment operating income	$80	$50	$226	$158
Depreciation and amortization expenses	47	51	154	134
Equity in earnings of equity method investments	3	2	11	7
Gathering and Processing Segment EBITDA	$130	$103	$391	$299

Reconciliation of Wholesale Segment Operating Income to Segment EBITDA
Wholesale segment operating income	$7	$7	$22	$9
Depreciation and amortization expenses	4	2	9	3
Wholesale Segment EBITDA	$11	$9	$31	$12

Andeavor Logistics LP
Average Margin on NGL Sales per Barrel (Unaudited)
(In millions, except days and per barrel amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018 (a)	2017 (a)	2018 (a)	2017 (a)
Segment Operating Income	$80	$50	$226	$158
Add back:
Operating expenses	131	113	361	284
General and administrative expenses	12	16	36	41
Depreciation and amortization expenses	47	51	154	134
Gain on asset disposals and impairments	2	1	2	—
Other commodity purchases (h)	—	—	—	2
Subtract:
Gas gathering and processing revenues	(82)	(85)	(249)	(252)
Crude oil gathering revenues	(86)	(76)	(241)	(170)
Pass-thru and other revenues	(40)	(44)	(119)	(120)
Margin on NGL Sales	$64	$26	$170	$77
Divided by Total Volumes for the Period:
NGLs sales volumes (Mbpd)	9.5	7.0	10.1	7.3
Number of days in the period	92	92	273	273
Total volumes for the period (thousands of barrels) (o)	874	644	2,757	1,993
Average Margin on NGL Sales per Barrel (o)	$71.47	$38.30	$61.70	$38.27

(o)	Amounts may not recalculate due to rounding of dollar and volume information.

Andeavor Logistics LP
Average Wholesale Fuel Sales Margin per Gallon (Unaudited)
(In millions, except per gallon amounts)

	Three Months Ended	Nine Months Ended
	September 30, 2017 (a)
Segment Operating Income	$7	$9
Add back:
Operating expenses (excluding depreciation and amortization)	6	12
Depreciation and amortization expenses	2	3
Subtract:
Other wholesale revenues	(4)	(10)
Wholesale Fuel Sales Margin	$11	$14
Divided by Total Volumes for the Period:
Fuel sales volumes (millions of gallons)	329	430
Average Wholesale Fuel Sales Margin per Gallon (o)	3.0 ¢	3.0 ¢

Andeavor Logistics LP
Selected Financial Data (Unaudited) (In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,		2018 Expected Capital Spend
	2018 (a)	2017 (a)	2018 (a)	2017 (a)
Capital Expenditures
Growth	$164	$66	$470	$144	$640
Maintenance	22	26	54	68	110
Total Capital Expenditures	$186	$92	$524	$212	$750

Capital Expenditures, Net of Reimbursements
Growth	$159	$60	$454	$127	$640
Maintenance	16	21	42	59	80
Total Capital Expenditures, Net of Reimbursements	$175	$81	$496	$186	$720

Capital Expenditures, Andeavor Logistics LP (p)
Growth	$144	$37	$306	$100	$475
Maintenance	22	22	48	53	105
Total Capital Expenditures, Andeavor Logistics LP	$166	$59	$354	$153	$580

Capital Expenditures, Net of Reimbursements, Andeavor Logistics LP (p)
Growth	$139	$31	$290	$83	$475
Maintenance	16	17	36	44	75
Total Capital Expenditures, Net of Reimbursements, Andeavor Logistics LP	$155	$48	$326	$127	$550

Capital Expenditures, Predecessors
Growth	$20	$29	$164	$44	$165
Maintenance	—	4	6	15	5
Total Capital Expenditures, Predecessors	$20	$33	$170	$59	$170

(p)
We believe that this presentation of our results of operations, excluding results of our Predecessors, will provide useful information to investors in assessing our results of operations. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018 (a)	2017 (a)	2018 (a)	2017 (a)
General and Administrative Expenses
Terminalling and Transportation	$7	$15	$27	$33
Gathering and Processing	12	16	36	41
Wholesale	—	—	1	—
Unallocated	12	13	27	33
Total General and Administrative Expenses	$31	$44	$91	$107

Andeavor Logistics LP
Reconciliation of Combined Financial Statements (Unaudited)
(In millions)

	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
	Combined	Andeavor Logistics LP (p)	Predecessors	Combined	Andeavor Logistics LP (p)	Predecessors

Revenues
Affiliate	$415	$411	$4	$1,131	$1,110	$21
Third-party	227	224	3	626	617	9
Total Revenues	642	635	7	1,757	1,727	30
Costs and Expenses
NGL expense (exclusive of items shown separately below)	73	73	—	166	166	—
Operating expenses (exclusive of depreciation and amortization)	236	227	9	658	618	40
Depreciation and amortization expenses	86	83	3	268	246	22
General and administrative expenses	31	30	1	91	82	9
Loss on asset disposals and impairments	1	1	—	2	2	—
Operating Income (Loss)	215	221	(6)	572	613	(41)
Interest and financing costs, net	(57)	(56)	(1)	(172)	(168)	(4)
Equity in earnings of equity method investments	7	4	3	25	9	16
Other income, net	1	1	—	4	3	1
Net Earnings (Loss)	$166	$170	$(4)	$429	$457	$(28)
Loss attributable to Predecessors	4	—	4	28	—	28
Net Earnings Attributable to Partners	170	170	—	457	457	—
Preferred unitholders’ interest in net earnings	(10)	(10)	—	(34)	(34)	—
Limited Partners’ Interest in Net Earnings	$160	$160	$—	$423	$423	$—

Andeavor Logistics LP
Reconciliation of Combined Financial Statements (Unaudited)
(In millions)

	Three Months Ended September 30, 2017			Nine Months Ended September 30, 2017
	Combined	Andeavor Logistics LP (p)	Predecessors	Combined	Andeavor Logistics LP (p)	Predecessors

Revenues
Affiliate	$468	$219	$249	$951	$624	$327
Third-party	626	225	401	1,184	653	531
Total Revenues	1,094	444	650	2,135	1,277	858
Costs and Expenses
Cost of fuel and other (exclusive of items shown separately below) (a)	554	—	554	716	—	716
NGL expense (exclusive of items shown separately below)	64	64	—	179	179	—
Operating expenses (exclusive of depreciation and amortization)	199	141	58	512	399	113
Depreciation and amortization expenses	85	60	25	222	178	44
General and administrative expenses	44	27	17	107	78	29
(Gain) loss on asset disposals and impairments	1	1	—	(25)	(24)	(1)
Operating Income (Loss)	147	151	(4)	424	467	(43)
Interest and financing costs, net	(68)	(61)	(7)	(193)	(184)	(9)
Equity in earnings of equity method investments	6	2	4	13	7	6
Other income, net	5	5	—	9	9	—
Net Earnings (Loss)	$90	$97	$(7)	$253	$299	$(46)
Loss attributable to Predecessors	7	—	7	46	—	46
Net Earnings Attributable to Partners	97	97	—	299	299	—
General partner’s interest in net earnings, including incentive distribution rights	—	—	—	(79)	(79)	—
Limited Partners’ Interest in Net Earnings	$97	$97	$—	$220	$220	$—

Andeavor Logistics LP
Terminalling and Transportation Segment Reconciliation of Combined Financial Statements
(Unaudited) (In millions)

	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
	Combined	Andeavor Logistics LP (p)	Predecessors	Combined	Andeavor Logistics LP (p)	Predecessors
Revenues
Terminalling	$235	$234	$1	$643	$640	$3
Pipeline transportation	44	44	—	115	115	—
Other revenues	1	1	—	4	4	—
Terminalling and Transportation Revenues	280	279	1	762	759	3
Costs and Expenses
Operating expenses (exclusive of depreciation and amortization)	99	92	7	279	245	34
Depreciation and amortization expenses	35	34	1	105	95	10
General and administrative expenses	7	7	—	27	24	3
Gain on asset disposals and impairments	(1)	(1)	—	—	—	—
Terminalling and Transportation Segment Operating Income (Loss)	140	147	(7)	351	395	(44)
Depreciation and amortization expenses	35	34	1	105	95	10
Equity in earnings of unconsolidated affiliates	4	1	3	14	1	13
Other income, net	1	1	—	4	3	1
Terminalling and Transportation Segment EBITDA	$180	$183	$(3)	$474	$494	$(20)

	Three Months Ended September 30, 2017			Nine Months Ended September 30, 2017
	Combined	Andeavor Logistics LP (p)	Predecessors	Combined	Andeavor Logistics LP (p)	Predecessors
Revenues
Terminalling	$189	$155	$34	$493	$447	$46
Pipeline transportation	34	34	—	97	97	—
Other revenues	7	—	7	9	—	9
Terminalling and Transportation Revenues	230	189	41	599	544	55
Costs and Expenses
Operating expenses (exclusive of depreciation and amortization)	80	47	33	216	149	67
Depreciation and amortization expenses	32	24	8	85	68	17
General and administrative expenses	15	8	7	33	23	10
Gain on asset disposals and impairments	—	—	—	(25)	(25)	—
Terminalling and Transportation Segment Operating Income (Loss)	103	110	(7)	290	329	(39)
Depreciation and amortization expenses	32	24	8	85	68	17
Equity in earnings of unconsolidated affiliates	4	—	4	6	—	6
Other income, net	3	3	—	3	3	—
Terminalling and Transportation Segment EBITDA	$142	$137	$5	$384	$400	$(16)

Andeavor Logistics LP
Gathering and Processing Segment Reconciliation of Combined Financial Statements
(Unaudited) (In millions)

	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
	Combined	Andeavor Logistics LP (p)	Predecessors	Combined	Andeavor Logistics LP (p)	Predecessors
Revenues
NGL sales	$137	$137	$—	$336	$336	$—
Gas gathering and processing	82	82	—	249	249	—
Crude oil and water gathering	86	80	6	241	214	27
Pass-thru and other	40	40	—	119	119	—
Total Revenues	345	339	6	945	918	27
Costs and Expenses
NGL expense (exclusive of items shown separately below)	73	73	—	166	166	—
Operating expenses (exclusive of depreciation and amortization)	131	129	2	361	355	6
Depreciation and amortization expenses	47	45	2	154	142	12
General and administrative expenses	12	11	1	36	30	6
Loss on asset disposals and impairments	2	2	—	2	2	—
Gathering and Processing Segment Operating Income	80	79	1	226	223	3
Depreciation and amortization expenses	47	45	2	154	142	12
Equity in earnings of equity method investments	3	3	—	11	8	3
Gathering and Processing Segment EBITDA	$130	$127	$3	$391	$373	$18

	Three Months Ended September 30, 2017			Nine Months Ended September 30, 2017
	Combined	Andeavor Logistics LP (p)	Predecessors	Combined	Andeavor Logistics LP (p)	Predecessors
Revenues
NGL sales	$90	$90	$—	$254	$254	$—
Gas gathering and processing	85	85	—	252	252	—
Crude oil and water gathering	76	43	33	170	116	54
Pass-thru and other	44	37	7	120	111	9
Total Revenues	295	255	40	796	733	63
Costs and Expenses
NGL expense (exclusive of items shown separately below)	64	64	—	179	179	—
Operating expenses (exclusive of depreciation and amortization)	113	94	19	284	249	35
Depreciation and amortization expenses	51	36	15	134	110	24
General and administrative expenses	16	13	3	41	33	8
(Gain) loss on asset disposals and impairments	1	1	—	—	1	(1)
Gathering and Processing Segment Operating Income	50	47	3	158	161	(3)
Depreciation and amortization expenses	51	36	15	134	110	24
Equity in earnings of equity method investments	2	2	—	7	7	—
Gathering and Processing Segment EBITDA	$103	$85	$18	$299	$278	$21

Andeavor Logistics LP
Wholesale Segment Reconciliation of Combined Financial Statements
(Unaudited) (In millions)

	Three Months Ended September 30, 2017			Nine Months Ended September 30, 2017
	Combined	Andeavor Logistics LP (p)	Predecessors	Combined	Andeavor Logistics LP (p)	Predecessors

Revenues
Fuel sales	$565	$—	$565	$730	$—	$730
Other wholesale	4	—	4	10	—	10
Total Revenues	569	—	569	740	—	740
Costs and Expenses
Cost of fuel and other (excluding items shown separately below)	554	—	554	716	—	716
Operating expenses (excluding depreciation and amortization)	6	—	6	12	—	12
Depreciation and amortization expenses	2	—	2	3	—	3
Wholesale Segment Operating Income	7	—	7	9	—	9
Depreciation and amortization expenses	2	—	2	3	—	3
Wholesale Segment EBITDA	$9	$—	$9	$12	$—	$12

Andeavor Logistics LP
Reconciliation of EBITDA to Amounts Under U.S. GAAP (Unaudited) (In millions)

	Reconciliation of Projected Annual EBITDA
	Drop Down 2019E	North Dakota NGL Logistics Hub
Projected Net Earnings	$110	$17
Add: Projected depreciation and amortization expense	75	4
Add: Projected interest and financing costs, net	15	3
Projected EBITDA	$200	$24

		2018 Drop Down EBITDA Contribution
		Three Months Ended September 30, 2018
Net Earnings (Loss)		$16
Add: Depreciation and amortization expense		9
Add: Interest and financing costs, net		1
EBITDA		$26

	2018 Drop Down Segment EBITDA Contribution Three Months Ended September 30, 2018
	Terminalling and Transportation	Gathering and Processing
Operating Income (Loss)	$10	$2
Add: Depreciation and amortization expenses	5	4
Add: Equity in earnings of equity method investments	4	1
Segment EBITDA	$19	$7

Andeavor Logistics LP
Reconciliation of EBITDA to Amounts Under U.S. GAAP (Unaudited) (In millions)

	Three Months Ended
	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	Trailing Four Quarters
Net Earnings	$53	$131	$132	$166	$482
Add: Depreciation and amortization expense	91	89	93	86	359
Add: Interest and financing costs, net	137	55	60	57	309
EBITDA	$281	$275	$285	$309	$1,150
Add: Pro forma adjustment for acquisitions					178
Pro forma LTM EBITDA					$1,328

September 30, 2018
Total debt	$4,878
Pro forma LTM EBITDA	1,328
Leverage ratio	3.7x